Exhibit 99.1

EXL closes new $1 billion senior secured credit facility

NEW YORK – Aug. 18, 2026 – EXL (NASDAQ: EXLS), a global data and AI company, announced the closing of a new credit facility with PNC Bank, N.A., as Administrative Agent, and a syndicate of lenders that allows for borrowings of up to $1 billion. Bank of America, N.A., JPMorgan Chase Bank, N.A., and TD Bank, N.A. acted as joint lead arrangers on this transaction.

The facility increases EXL’s borrowing capacity from the previous limit of $600 million and provides greater covenant flexibility to support the company’s business strategy. The five-year senior secured credit agreement includes a $400 million term loan, permits revolver borrowings of up to $600 million, and has an accordion feature that would allow the facility to expand equal to the greater of $470 million or 100% of EBITDA for the trailing four quarters. The term of the new agreement will expire on August 18, 2031.

“This deal reflects the confidence our banking partners have in EXL’s financial strength and the long-term trajectory of our business,” said Maurizio Nicolelli, chief financial officer of EXL. “We have consistently prioritized a strong balance sheet, and this expanded debt capacity gives us the flexibility to extend our competitive advantage through targeted mergers and acquisitions while continuing to return capital to our shareholders under our $500 million share repurchase authorization. The closing of this facility is a clear demonstration of the focused execution against our capital allocation strategy.”

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About EXL

EXL (NASDAQ: EXLS) is a global data and AI company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world's leading corporations in industries including insurance, healthcare, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have approximately 68,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs or service our indebtedness, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contacts:

Investor Relations
Andrew Thut
Head of Investor Relations and Capital Markets
ir@exlservice.com

Media

Keith Little
Head of Public Relations
media.relations@exlservice.com